As filed with the Securities and Exchange Commission on December 30, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IDEXX LABORATORIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	01-0393723
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One IDEXX Drive, Westbrook, Maine	04092
(Address of Principal Executive Offices)	(Zip Code)

2009 STOCK INCENTIVE PLAN

(Full Title of the Plan)

Jeffrey A. Fiarman, Esq.

General Counsel

IDEXX Laboratories, Inc.

One IDEXX Drive

Westbrook, Maine 04092

(Name and Address of Agent For Service)

(207) 556-0300

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount of Shares to be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $.10 par value per share	4,750,000	$106.09	$503,903,750	$64,902.80

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of the Registrant’s common stock reported on the Nasdaq Global Select Market on December 26, 2013, in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933, as amended.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 4,750,000 shares of common stock, $.10 par value per share, of IDEXX Laboratories, Inc. (the “Registrant”) to be issued pursuant to the Registrant’s 2009 Stock Incentive Plan, as amended (the “Plan”). In accordance with Section E of the General Instructions to Form S-8, the Registration Statement on Form S-8 previously filed with the Commission on June 19, 2009 relating to the Plan (File No. 333-160083) is incorporated by reference herein, except for Item 5 “Interests of Named Experts and Counsel” and Item 8 “Exhibits.”

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 8. Exhibits.

The Exhibit Index immediately preceding the exhibits hereto is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westbrook, State of Maine on this 30th day of December, 2013.

IDEXX LABORATORIES, INC.

By:	/s/ Jeffrey A. Fiarman
Jeffrey A. Fiarman
Executive Vice President, General
Counsel and Secretary

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of IDEXX Laboratories, Inc. hereby severally constitute and appoint Jonathan W. Ayers and Jeffrey A. Fiarman, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally do all such things in our name and on our behalf in our capacities as officers and directors to enable IDEXX Laboratories, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in their capacities and on the date indicated.

SIGNATURE	TITLE	DATE
/s/ Jonathan W. Ayers	President, Chief Executive Officer and	December 30, 2013
Jonathan W. Ayers	Chairman of the Board of Directors
(Principal Executive Officer)

/s/ Willard R. Blanche, Jr.	Chief Financial Officer	December 30, 2013
Willard R. Blanche, Jr.	(Principal Financial Officer)

/s/ Jeffery D. Chadbourne	Principal Accounting Officer	December 30, 2013
Jeffery D. Chadbourne

/s/ Thomas Craig	Director	December 30, 2013
Thomas Craig

/s/ William T. End	Director	December 30, 2013
William T. End

/s/ Rebecca M. Henderson, PhD	Director	December 30, 2013
Rebecca M. Henderson, PhD

/s/ Barry C. Johnson, PhD	Director	December 30, 2013
Barry C. Johnson, PhD

/s/ Brian P. McKeon	Director	December 30, 2013
Brian P. McKeon

/s/ Robert J. Murray	Director	December 30, 2013
Robert J. Murray

/s/ M. Anne Szostak	Director	December 30, 2013
M. Anne Szostak

/s/ Sophie V. Vandebroek	Director	December 30, 2013
Sophie V. Vandebroek

EXHIBIT INDEX

Exhibit Number	Description

4.1	Restated Certificate of Incorporation, as amended, of the Registrant (filed as Exhibit No. 3(i) to Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, File No. 0-19271, and incorporated herein by reference).

4.2	Amended and Restated By-Laws of the Registrant (filed as Exhibit No. 3.1 to Form 8-K filed July 21, 2009, File No. 0-19271, and incorporated herein by reference).

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP (filed herewith).

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP, an independent registered public accounting firm (filed herewith).

24.1	Power of Attorney (included on signature page).

99.1	2009 Stock Incentive Plan, as amended (filed herewith).